                                                                    EXHIBIT 99.5

                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                        AUTHENTIC SPECIALTY FOODS, INC.
                                      AT
                         $17.00 NET PER SHARE IN CASH
                                      BY
                      AUTHENTIC ACQUISITION CORPORATION,
                      A WHOLLY OWNED, INDIRECT SUBSIDIARY
                                      OF
                            AGROBIOS, S.A. DE C.V.,
                           A WHOLLY OWNED SUBSIDIARY
                                      OF
                              DESC, S.A. DE C.V.

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   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON THURSDAY, JUNE 11, 1998, UNLESS THE OFFER IS EXTENDED.
   SHARES WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY
                     TIME PRIOR TO THE EXPIRATION DATE.
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                                                                   May 14, 1998

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated May 14, 1998 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Authentic Acquisition Corporation, a Texas corporation ("Purchaser") and a wholly owned, indirect subsidiary of Agrobios, S.A. de C.V. ("Parent"), a corporation organized under the laws of the United Mexican States ("Mexico") and a wholly owned subsidiary of Desc, S.A. de C.V., a corporation organized under the laws of Mexico ("Desc"), to purchase for cash all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Authentic Specialty Foods, Inc., a Texas corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is invited to the following:

    1. The offer price is $17.00 per Share, net to you in cash without interest.

    2. The Offer is being made for all outstanding Shares.

    3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of May 7, 1998 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that Purchaser will be merged (the "Merger") with and into the Company after the completion of the Offer and the satisfaction of certain conditions. As a result of the Merger, each Share issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than Shares held by (i) Parent or any subsidiary of Parent, including Purchaser and (ii) the Company or any subsidiary of the Company) will be converted into the right to receive the price paid in the Offer in cash, without interest.

    4. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and has determined that the terms of the Offer and the Merger, taken together, are fair to, and in the best interest of, the Company's shareholders and unanimously recommends that the shareholders accept the Offer and tender their Shares pursuant to the Offer.

    5. The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, June 11, 1998, unless the Offer is extended.

    6. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, when added to Shares beneficially owned by Parent and Purchaser (if any), represents at least two-thirds of the Shares outstanding (assuming exercise of all outstanding options and warrants not subject to cancellation agreements) on the date Shares are accepted for payment. The offer is also subject to the other conditions set forth in the Offer to Purchase.

    7. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  Except as disclosed in the Offer to Purchase, Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

                       INSTRUCTIONS WITH RESPECT TO THE
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                        AUTHENTIC SPECIALTY FOODS, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 14, 1998 and the related Letter of Transmittal in connection with the Offer by Authentic Acquisition Corp., a Texas corporation and a wholly owned, indirect subsidiary of Agrobios, S.A. de C.V., a corporation organized under the laws of Mexico, and a wholly owned subsidiary of Desc, S.A. de C.V., a corporation organized under the laws of Mexico, to purchase all outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Authentic Specialty Foods, Inc., a Texas corporation (the "Company").

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

___________________________________        __________________________________

       NUMBER OF SHARES TO BE                          SIGN HERE
 TENDERED:* _______________________        __________________________________
                                           __________________________________
                                                      Signature(s)
                                           __________________________________
                                           __________________________________
                                              Please Type or Print Name(s)
                                           Please Type or Print Address _____
                                           __________________________________
                                           __________________________________
                                           Area Code and Telephone No. ______
                                           __________________________________
                                           Taxpayer Identification or Social
                                                    Security Number

 Dated: __________, 199_
___________________________________        __________________________________

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                      -3-